                                                                  EXHIBIT 3.1(c)

                  Certificate of Incorporation of OMC Aluminum

                                 (see attached)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   **********

         OMCGB, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                         RESOLVED, that the Certificate of Incorporation of OMCGB, INC. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows: "The name of the corporation is OMC ALUMINUM BOAT GROUP, INC."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said OMCGB, INC. has caused this certificate to be signed by Howard Malovany, its President (or Vice-President) and attested by D.J. Baddeley, its Secretary (or Assistant Secretary), this 21st day of October, 1991.

                                                 OMCGB, INC.


                                                 By  /s/ Howard Malovany
                                                     ---------------------
                                                     Howard Malovany
                                                     Vice President & Secretary

ATTEST:


By /s/ D.J. Baddeley
   --------------------
   Secretary (or Assistant Secretary)
   D.J. Baddeley, Assistant Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    OMCGB INC

         1. The name of the corporation is:

            OMCGB INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                       V.A. Brookens
                       Corporation Trust Center
                       1209 Orange Street
                       Wilmington, Delaware  19801

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of March, 1990.

                                            /s/ V.A. Brookens
                                            -----------------
                                                V.A. Brookens

                              CERTIFICATE OF MERGER

                          CARL A. LOWE INDUSTRIES, INC.

                                       AND

                                 SEA NYMPH, INC.

                                      INTO

                                    OMCG INC

                                   **********

         The undersigned corporation

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

        NAME                                        STATE OF INCORPORATION
CARL A. LOWE INDUSTRIES, INC.                             Missouri
SEA NYMPH, INC.                                           Nevada
OMCGB INC.                                                Delaware

         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is OMCGB INC., a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of OMCGB INC., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 100 Sea-Horse Drive, Waukegan, IL 60085.

         SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation                    Class                  Number of Shares        Par Value per
                                                                              share or statement
                                                                              that shares are
                                                                              without par value

CARL A. LOWE                    A Common                  150,000                    1.00
  INDUSTRIES, INC,              B Common                  150,000                    1.00

SEA NYMPH, INC.                 Common                      1,000                    1.00


Dated:  September 25, 1991

                                                     OMCGB INC.


                                                     By /s/ William J. Ek
                                                        -----------------------
                                                        William J. Ek, President


ATTEST:


By /s/ Howard Malovany
   --------------------
   Howard Malovany, Secretary



                                        2